BlackRock Bond Fund:  BlackRock Total Return Fund

77Q1 (e):
Copy of new or amended Registrant investment advisory contract

Attached please fund as an exhibit to Sub-Item
77Q1(e) of Form N-SAR, a copy of the new Sub-
Investment Advisory Agreement between the
Registrant and BlackRock Advisors, LLC
("Adviser") and BlackRock (Singapore) Limited
("Sub-Adviser").


Exhibit 77Q1 (e)

FORM OF
SUB-INVESTMENT ADVISORY AGREEMENT

      AGREEMENT dated September 24, 2012, between
BlackRock Advisors, LLC, a Delaware limited liability company (the "Adviser"), and BlackRock (Singapore)
Limited, a corporation organized under the laws of Singapore (the "Sub-Adviser").

      WHEREAS, the Adviser has agreed to furnish investment advisory services to the BlackRock Total
Return Fund (the "Fund"), a series of BlackRock Bond
Fund, Inc., a Maryland corporation (the "Corporation"), an open-end management investment company registered under the Investment Company Act of 1940, as amended (the
"1940 Act");
      WHEREAS, the Adviser wishes to retain the Sub-
Adviser to provide it with certain sub-advisory services as described below in connection with Adviser's advisory activities on behalf of the Fund;

      WHEREAS, the advisory agreement between the Adviser and the Corporation, dated October 2, 2006 (such agreement or the most recent successor agreement between such parties relating to advisory services to the Corporation is referred to herein as the "Advisory
Agreement") contemplates that the Adviser may sub-contract investment advisory services with respect to the Fund to a sub-adviser; and

      WHEREAS, the Sub-Adviser is willing to furnish such services upon the terms and conditions herein set forth.

      NOW, THEREFORE, in consideration of the mutual premises and covenants herein contained and other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed by and between the parties hereto as follows:

      1. Appointment. The Adviser hereby appoints the Sub-
Adviser to act as sub-adviser with respect to the Fund and the Sub-Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.
      2. Services of the Sub-Adviser. Subject to the succeeding provisions of this section, the oversight and supervision of the Adviser and the direction and control of the Corporation's Board of Directors, the Sub-Adviser will perform certain of the day-to-day operations of the Fund, which may include one or more of the following services, at the request of the Adviser: (a) acting as investment adviser for and managing the investment and reinvestment of those assets of the Fund as the Adviser may from time to time request and in connection therewith have complete discretion in purchasing and selling such securities and other assets for the Fund and in voting, exercising consents and exercising all other rights appertaining to such securities and other assets on behalf of the Fund; (b) arranging, subject to the provisions of paragraph 3 hereof, for the purchase and sale of securities and other assets of the Fund; (c) providing investment research and credit analysis concerning the Fund's investments, (d) assisting the Adviser in determining what portion of the Fund's assets will be invested in cash, cash equivalents and money market instruments, (e) placing orders for all purchases and sales of such investments made for the Fund, and (f) maintaining the
books and records as are required to support Fund
investment operations. At the request of the Adviser, the
Sub-Adviser will also, subject to the oversight and
supervision of the Adviser and the direction and control
of the Corporation's Board of Directors, provide to the
Adviser or the Fund any of the facilities and equipment
and perform any of the services described in Section 3 of
the Advisory Agreement. In addition, the Sub-Adviser will
keep the Fund and the Adviser informed of developments
materially affecting the Fund and shall, on its own
initiative, furnish to the Fund from time to time
whatever information the Sub-Adviser believes appropriate
for this purpose. The Sub-Adviser will periodically
communicate to the Adviser, at such times as the Adviser
may direct, information concerning the purchase and sale
of securities for the Fund, including: (a) the name of
the issuer, (b) the amount of the purchase or sale, (c)
the name of the broker or dealer, if any, through which
the purchase or sale is effected, (d) the CUSIP number of
the instrument, if any, and (e) such other information as
the Adviser may reasonably require for purposes of
fulfilling its obligations to the Fund under the Advisory
Agreement. The Sub-Adviser will provide the services
rendered by it under this Agreement in accordance with
the Fund's investment objectives, policies and
restrictions (as currently in effect and as they may be
amended or supplemented from time to time) as stated in
the Fund's Prospectus and Statement of Additional
Information and the resolutions of the Corporation's
Board of Directors.
      3. Covenants.
            (a) In the performance of its duties under this
Agreement, the Sub-Adviser shall at all times conform to,
and act in accordance with, any requirements imposed by:
(i) the provisions of the 1940 Act and the Investment
Advisers Act of 1940, as amended (the "Advisers Act"),
and all applicable Rules and Regulations of the
Securities and Exchange Commission (the "SEC"); (ii) any
other applicable provision of law; (iii) the provisions
of the Charter and By-Laws of the Corporation, as such
documents are amended from time to time; (iv) the
investment objectives and policies of the Fund as set
forth in the Fund's Registration Statement on Form N-1A
and/or the resolutions of the Board of Directors; and (v)
any policies and determinations of the Board of Directors
of the Corporation; and
            (b) In addition, the Sub-Adviser will:
            (i) place orders either directly with the
issuer or with any broker or dealer. Subject to the
other provisions of this paragraph, in placing
orders with brokers and dealers, the Sub-Adviser
will attempt to obtain the best price and the most
favorable execution of its orders. In placing
orders, the Sub-Adviser will consider the experience
and skill of the firm's securities traders as well
as the firm's financial responsibility and
administrative efficiency. Consistent with this
obligation, the Sub-Adviser may select brokers on
the basis of the research, statistical and pricing
services they provide to the Fund and other clients
of the Adviser or the Sub-Adviser. Information and
research received from such brokers will be in
addition to, and not in lieu of, the services
required to be performed by the Sub-Adviser
hereunder. A commission paid to such brokers may be
higher than that which another qualified broker
would have charged for effecting the same
transaction, provided that the Sub-Adviser
determines in good faith that such commission is
reasonable in terms either of the transaction or the
overall responsibility of the Adviser and the Sub-
Adviser to the Fund and their other clients and that
the total
2


commissions paid by the Fund will be reasonable in
relation to the benefits to the Fund over the long-
term. Subject to the foregoing and the provisions of
the 1940 Act, the Securities Exchange Act of 1934,
as amended, and other applicable provisions of law,
the Sub-Adviser may select brokers and dealers with
which it or the Fund is affiliated;
            (ii) maintain books and records with
respect to the Fund's securities transactions and
will render to the Adviser and the Corporation's
Board of Directors such periodic and special reports
as they may request;
            (iii) maintain a policy and practice of
conducting its investment advisory services
hereunder independently of the commercial banking
operations of its affiliates. When the Sub-Adviser
makes investment recommendations for the Fund, its
investment advisory personnel will not inquire or
take into consideration whether the issuer of
securities proposed for purchase or sale for the
Fund's account are customers of the commercial
department of its affiliates; and
            (iv) treat confidentially and as
proprietary information of the Fund all records and
other information relative to the Fund, and the
Fund's prior, current or potential shareholders, and
will not use such records and information for any
purpose other than performance of its
responsibilities and duties hereunder, except after
prior notification to and approval in writing by the
Fund, which approval shall not be unreasonably
withheld and may not be withheld where the Sub-
Adviser may be exposed to civil or criminal contempt
proceedings for failure to comply, when requested to
divulge such information by duly constituted
authorities, or when so requested by the Fund.
      4. Services Not Exclusive. Nothing in this Agreement
shall prevent the Sub-Adviser or any officer, employee or
other affiliate thereof from acting as investment adviser
for any other person, firm or corporation, or from
engaging in any other lawful activity, and shall not in
any way limit or restrict the Sub-Adviser or any of its
officers, employees or agents from buying, selling or
trading any securities for its or their own accounts or
for the accounts of others for whom it or they may be
acting; provided, however, that the Sub-Adviser will
undertake no activities which, in its judgment, will
adversely affect the performance of its obligations under
this Agreement.
      5. Books and Records. In compliance with the
requirements of Rule 31a-3 under the 1940 Act, the Sub-
Adviser hereby agrees that all records which it maintains
for the Fund are the property of the Corporation and
further agrees to surrender promptly to the Corporation
any such records upon the Corporation's request. The Sub-
Adviser further agrees to preserve for the periods
prescribed by Rule 31a-2 under the 1940 Act the records
required to be maintained by Rule 31a-1 under the 1940
Act (to the extent such books and records are not
maintained by the Adviser).
      6. Expenses. During the term of this Agreement, the
Sub-Adviser will bear all costs and expenses of its
employees and any overhead incurred by the Sub-Adviser in
connection with its duties hereunder; provided that the
Board of Directors of the Corporation may approve
reimbursement to the Sub-Adviser of the pro-rata portion
of the salaries, bonuses, health
3


insurance, retirement benefits and all similar employment costs for the time spent on Fund operations (including, without limitation, compliance matters) (other than the provision of investment advice and administrative services required to be provided hereunder) of all
personnel employed by the Sub-Adviser who devote
substantial time to Fund operations or the operations of other investment companies advised or sub-advised by the Sub-Adviser.
      7. Compensation.
            (a) The Adviser agrees to pay to the Sub-Adviser and the Sub-Adviser agrees to accept as full compensation for all services rendered by the Sub-Adviser as such, a monthly fee in arrears at an annual rate equal to the amount set forth in Schedule A hereto. For any period
less than a month during which this Agreement is in
effect, the fee shall be prorated according to the proportion which such period bears to a full month of 28, 29, 30 or 31 days, as the case may be.
            (b) For purposes of this Agreement, the net
assets of the Fund shall be calculated pursuant to the procedures adopted by resolutions of the Directors of the Corporation for calculating the value of the Fund's assets or delegating such calculations to third parties.
      8. Indemnity.
            (a) The Fund may, in the discretion of the Board of Directors of the Corporation, indemnify the Sub-
Adviser, and each of the Sub-Adviser's directors,
officers, employees, agents, associates and controlling persons and the directors, partners, members, officers, employees and agents thereof (including any individual who serves at the Sub-Adviser's request as director, officer, partner, member, trustee or the like of another entity) (each such person being an "Indemnitee") against any liabilities and expenses, including amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees (all as provided in accordance with applicable state law) reasonably incurred
by such Indemnitee in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or investigative body in which such Indemnitee may be or may have been involved as a party or otherwise or with which such Indemnitee may be or may have been threatened, while acting in any capacity set
forth herein or thereafter by reason of such Indemnitee having acted in any such capacity, except with respect to any matter as to which such Indemnitee shall have been adjudicated not to have acted in good faith in the reasonable belief that such Indemnitee's action was in the best interest of the Fund and furthermore, in the
case of any criminal proceeding, so long as such
Indemnitee had no reasonable cause to believe that the conduct was unlawful; provided, however, that (1) no Indemnitee shall be indemnified hereunder against any liability to the Fund or its shareholders or any expense of such Indemnitee arising by reason of (i) willful misfeasance, (ii) bad faith, (iii) gross negligence or
(iv) reckless disregard of the duties involved in the conduct of such Indemnitee's position (the conduct referred to in such clauses (i) through (iv) being
sometimes referred to herein as "disabling conduct"), (2)
as to any matter disposed of by settlement or a
compromise payment by such Indemnitee, pursuant to a
consent decree or otherwise, no indemnification either
for said payment or for any other expenses shall be
provided unless there has been a determination that such settlement or compromise is in the best interests of the Fund and that such Indemnitee appears to have acted in good faith in the reasonable belief that such
4


Indemnitee's action was in the best interest of the Fund
and did not involve disabling conduct by such Indemnitee
and (3) with respect to any action, suit or other
proceeding voluntarily prosecuted by any Indemnitee as
plaintiff, indemnification shall be mandatory only if the
prosecution of such action, suit or other proceeding by
such Indemnitee was authorized by a majority of the full
Board of Directors of the Corporation.
            (b) The Fund shall make advance payments in
connection with the expenses of defending any action with
respect to which indemnification might be sought
hereunder if the Fund receives a written affirmation of
the Indemnitee's good faith belief that the standard of
conduct necessary for indemnification has been met and a
written undertaking to reimburse the Fund unless it is
subsequently determined that such Indemnitee is entitled
to such indemnification and if the Directors of the
Corporation determine that the facts then known to them
would not preclude indemnification. In addition, at least
one of the following conditions must be met: (A) the
Indemnitee shall provide a security for such Indemnitee's
undertaking, (B) the Fund shall be insured against losses
arising by reason of any unlawful advance, or (C) a
majority of a quorum consisting of Directors of the
Corporation who are neither "interested persons" of the
Corporation (as defined in Section 2(a)(19) of the 1940
Act) nor parties to the proceeding ("Disinterested Non-
Party Directors") or an independent legal counsel in a
written opinion, shall determine, based on a review of
readily available facts (as opposed to a full trial-type
inquiry), that there is reason to believe that the
Indemnitee ultimately will be found entitled to
indemnification.
            (c) All determinations with respect to the
standards for indemnification hereunder shall be made (1)
by a final decision on the merits by a court or other
body before whom the proceeding was brought that such
Indemnitee is not liable by reason of disabling conduct,
or (2) in the absence of such a decision, by (i) a
majority vote of a quorum of the Disinterested Non-Party
Directors of the Corporation, or (ii) if such a quorum is
not obtainable or even, if obtainable, if a majority vote
of such quorum so directs, independent legal counsel in a
written opinion. All determinations that advance payments
in connection with the expense of defending any
proceeding shall be authorized shall be made in
accordance with the immediately preceding clause (2)
above.
      The rights accruing to any Indemnitee under these
provisions shall not exclude any other right to which
such Indemnitee may be lawfully entitled.
      9. Limitation on Liability. The Sub-Adviser will not
be liable for any error of judgment or mistake of law or
for any loss suffered by the Adviser or by the Fund in
connection with the performance of this Agreement, except
a loss resulting from a breach of fiduciary duty with
respect to the receipt of compensation for services or a
loss resulting from willful misfeasance, bad faith or
gross negligence on its part in the performance of its
duties or from reckless disregard by it of its duties
under this Agreement. As used in this Section 9, the term
"Sub-Adviser" shall include any affiliates of the Sub-
Adviser performing services for the Fund contemplated
hereby and partners, directors, officers and employees of
the Sub-Adviser and such affiliates.
      10. Duration and Termination. This Agreement shall
become effective as of the date hereof and, unless sooner
terminated with respect to the Fund as provided herein,
shall continue
5


in effect for a period of two years. Thereafter, if not
terminated, this Agreement shall continue in effect with
respect to the Fund for successive periods of 12 months,
provided such continuance is specifically approved at
least annually by both (a) the vote of a majority of the
Corporation's Board of Directors or a vote of a majority
of the outstanding voting securities of the Fund at the
time outstanding and entitled to vote and (b) by the vote
of a majority of the Directors, who are not parties to
this Agreement or interested persons (as such term is
defined in the 1940 Act) of any such party, cast in
person at a meeting called for the purpose of voting on
such approval. Notwithstanding the foregoing, this
Agreement may be terminated by the Fund or the Adviser at
any time, without the payment of any penalty, upon giving
the Sub-Adviser 60 days' notice (which notice may be
waived by the Sub-Adviser), provided that such
termination by the Fund or the Adviser shall be directed
or approved by the vote of a majority of the Directors of
the Corporation in office at the time or by the vote of
the holders of a majority of the outstanding voting
securities of the Fund entitled to vote, or by the Sub-
Adviser on 60 days' written notice (which notice may be
waived by the Fund and the Adviser), and will terminate
automatically upon any termination of the Advisory
Agreement between the Corporation and the Adviser. This
Agreement will also immediately terminate in the event of
its assignment. (As used in this Agreement, the terms
"majority of the outstanding voting securities,"
"interested person" and "assignment" shall have the same
meanings of such terms in the 1940 Act.)
      11. Notices. Any notice under this Agreement shall
be in writing to the other party at such address as the
other party may designate from time to time for the
receipt of such notice and shall be deemed to be received
on the earlier of the date actually received or on the
fourth day after the postmark if such notice is mailed
first class postage prepaid.
      12. Amendment of this Agreement. This Agreement may
be amended by the parties only if such amendment is
specifically approved by the vote of the Board of
Directors of the Corporation, including a majority of
those Directors who are not parties to this Agreement or
interested persons of any such party cast in person at a
meeting called for the purpose of voting on such approval
and, where required by the 1940 Act, by a vote of a
majority of the outstanding voting securities of the
Fund.
      13. Miscellaneous. The captions in this Agreement
are included for convenience of reference only and in no
way define or delimit any of the provisions hereof or
otherwise affect their construction or effect. If any
provision of this Agreement shall be held or made invalid
by a court decision, statute, rule or otherwise, the
remainder of this Agreement shall not be affected
thereby. This Agreement shall be binding on, and shall
inure to the benefit of the parties hereto and their
respective successors.
      14. Governing Law. This Agreement shall be governed
by and construed in accordance with the laws of the State
of New York for contracts to be performed entirely
therein without reference to choice of law principles
thereof and in accordance with the applicable provisions
of the 1940 Act. To the extent that the applicable laws
of the State of New York, or any of the provisions,
conflict with the applicable provisions of the 1940 Act,
the latter shall control.
6


      15. Counterparts. This Agreement may be executed in
counterparts by the parties hereto, each of which shall
constitute an original counterpart, and all of which,
together, shall constitute one Agreement.
7


            IN WITNESS WHEREOF, the parties hereto have
caused this instrument to be executed by their duly
authorized officers designated below as of the day and
year first above written.
                        BLACKROCK ADVISORS, LLC
                        By:
____________________________________
                             Name:
                             Title:
                        BLACKROCK (SINGAPORE) LIMITED
                        By:
____________________________________
                             Name:
                             Title:
AGREED AND ACCEPTED
as of the date first set forth above
BLACKROCK BOND FUND, INC.
By: ____________________________________
Name:
Title:






Schedule A
Sub-Investment Advisory Fee
Pursuant to Section 7, for that portion of the Fund for which the Sub-Adviser acts as sub-adviser, Adviser shall pay a fee to Sub-Adviser equal to forty-six percent (46%) of the advisory fee received by the Adviser from the Fund with respect to such portion, net of: (i) expense waivers and reimbursements, (ii) expenses relating to distribution and sales support activities borne by the Adviser, and (iii) administrative, networking, recordkeeping, sub-transfer agency and shareholder services expenses borne by the Adviser.